UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2012

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2012, Metalico, Inc. (the "Company") announced the appointment of Kevin Whalen, 48, as the Company's Senior Vice President and Chief Financial Officer, commencing on July 1, 2012. Mr. Whalen has been the Company's Vice President and Corporate Controller since 2006. As Chief Financial Officer he succeeds Eric W. Finlayson, who has been appointed to the newly created position of Senior Vice President, Treasurer and Director of Risk Management as of July 1, 2012.

Mr. Whalen is already a party to an employment agreement with the Company dated September 30, 2010 and retroactively effective as of January 1, 2010. The agreement has a three-year term and expires December 31, 2012. The agreement provides for minimum annual compensation and eligibility to receive annual performance bonuses in a combination of cash payments and equity grants. His current annual salary is $195,000, reflecting increases each year by a percentage equal to the increase in the Consumer Price Index over the previous year, provided that such increases cannot be less than 3.5% or greater than 7% plus an increase in connection with his appointment as Chief Financial Officer. His salary may only be reduced by the Company if a salary reduction is imposed by the Company generally on a group-wide basis as a result of financial difficulty, in which case he will be subject to the same salary reduction as other employees of the Company within the identified group. The actual amount of any annual bonus is determined based upon Mr. Whalen’s performance and the Company's performance. The Company will also provide Mr. Whalen with a $250,000 life insurance policy and a monthly car allowance.

If Mr. Whalen’s employment is terminated on account of death or disability, he is entitled to no further compensation or benefits other than those earned through the month in which such termination occurs. If his employment is terminated by the Company for cause or if he terminates his own employment for any reason other than for good reason, he is entitled to no further compensation or benefits other than those earned through the date of termination. If his employment is terminated for any reason other than for cause, death or disability, if it is terminated in connection with, upon, or within one year after a change in control, or if he terminates his own employment for good reason, the Company will provide, as severance benefits, payment of 100% of the executive’s base salary at the rate in effect on the date of termination, continuation of health and medical benefits and life insurance for the twelve-month period following such termination, and immediate vesting of any unvested options. All unvested options vest upon a change in control regardless of whether a termination occurs.

The employment agreement contains confidentiality restrictions applicable during and after the period of employment, and non-competition and non-solicitation provisions during the period of employment and, under certain circumstances, following termination up to a maximum period of twoyears.

A copy of the employment agreement is attached hereto as Exhibit 10.17 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

June 29, 2012	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.17	Employment Agreement dated September 30, 2010 effective as of January 1, 2010 between Metalico, Inc. and Kevin Whalen